Exhibit 13.1

Certification by the Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Menachem Shalom, Chief Executive Officer of Hold Me Ltd., an Israeli limited company (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.
The Company’s annual report on Form 20-F for the fiscal year ended December 31, 2021, to which this statement is filed as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2022

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	Chief Executive Officer (principal executive officer and principal financial and accounting officer)